UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TABOOLA.COM LTD.
(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16 Madison Square West, 7th Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Ordinary Shares, no par value per share	The Nasdaq Global Select Market
Warrants, each warrant to purchase one Ordinary Share	The Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement number to which this form relates: 333-255684

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

None
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, no par value per share (the “Ordinary Shares”) of Taboola.com Ltd. (formerly ION Acquisition Corp. 1 Ltd.) (the “Company”) and warrants to purchase Ordinary Shares (the “Warrants”). The description of the Ordinary Shares and Warrants contained under the headings “Description of Taboola Ordinary Shares” and “Description of Taboola Warrants” in the registration statement initially filed with the Securities and Exchange Commission on April 30, 2021, as amended from time to time (File No. 333-255684) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

TABOOLA.COM LTD.

	By:	/s/ Stephen Walker
		Name:	Stephen Walker
		Title:	Chief Financial Officer

Dated: June 29, 2021